SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

MBIA Inc. announced today that its wholly-owned subsidiary MBIA Insurance Corporation ("MBIA Corp.") has issued a notice to the Fiscal Agent and the registered holder of MBIA Corp.'s 14% Fixed-to-Floating Rate Surplus Notes due 2033 (the "Notes"), in accordance with the terms of the Fiscal Agency Agreement governing the Notes, that it has been advised by the New York State Department of Financial Services (“NYSDFS”) that the NYSDFS has not yet determined whether to approve the request filed by MBIA Corp. to make the scheduled interest payment on the Notes due July 16, 2012.  Pursuant to Section 1307 of the New York Insurance Law and the Fiscal Agency Agreement, any payment on the Notes may be made only with the prior approval of the NYSDFS, and no such payment becomes due absent the NYSDFS’s approval.

In accordance with the terms of the Fiscal Agency Agreement, MBIA Corp. is required to provide five business days’ notice to the Fiscal Agent and the registered holder of the Notes prior to the interest payment date if it has not received approval by such date to pay the interest due on the interest payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

	By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: July 10, 2012